As filed with the Securities and Exchange Commission on December 5, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM S-8

REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933
 __________________

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of issuer as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

Clarendon House
Church Street, Hamilton
HM CX Bermuda
(Address of principal executive offices)
___________________

Central European Media Enterprises Ltd.
 1995 Stock Option Plan, as Amended and Restated
(Full title of the plan)
___________________

Andrea Kozma, Esq. c/o CME Development Corporation 8 th Floor, Aldwych House 71-91 Aldwych, London WC2B 4HN, England 44-20-7430-5430 (Name, address and telephone number of agent for service)	Copy to: Robert L. Kohl, Esq. Katten Muchin Zavis Rosenman 575 Madison Avenue New York, New York 10022 (212) 940-8800 (212) 940-8776 (Facsimile)
___________________ CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (1)	424,000	$16.25 (2)	$6,890,000	$558
(1) All such shares are issuable pursuant to options available for grant under the Registrant's 1995 Stock Option Plan, as Amended.
(2) Calculated pursuant to Rules 457(c) and 457(h)(1) using the average of the high and low prices of the Common Stock as quoted on the NASDAQ Stock Market on December 2, 2003.

As permitted by Securities Act Rule 429(a), the prospectuses included herein also relate to Registration Statements Nos. 333-01560 and 333-60295.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information. *

Item 2.     Registrant Information and Employee Plan Annual Information. *
_____________________

*      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

Central European Media Enterprises Ltd. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as amended by Forms 10-K/A filed April 25, 2003, August 21, 2003 and November 14, 2003;

2.	Our Form 8-Ks filed on April 1, 2003, May 7, 2003, May 15, 2003, November 5, 2003 and November 24, 2003;

3.	Our Form 8-K and 8-K/A filed on October 9, 2003 and October 23, 2003, respectively;

4.	Our Form10-Qs for the quarters ended March 31, 2003 and September 30, 2003;

5.	Our Form 10-Q and 10-Q/A for the quarter ended June 30, 2003; and

6.
The information in respect of the Registrant’s Capital Stock, $.08 par value, under the caption "Item 1. Description of Registrant’s Securities to be Registered" contained in the Registrant’s Registration Statement on Form 8-A, dated September 14, 1994.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item 4.      Description of Securities.

Not applicable.

Item 5.      Interests of Named Experts and Counsel.

Not applicable.

Item 6.      Indemnification of Directors and Officers.

Under Bermuda law and the Registrant’s Bye-laws, the directors, secretary and other officers (such term to include any person appointed to any committee by the Board of Directors) for the time being and each such person who is or was or had agreed to become a director or officer of the Registrant and each such person who is or was serving or who had agreed to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise in which the Registrant is or was engaged acting in relation to any of the affairs of the Registrant and every auditor for the time being of the Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Registrant and every one of them, and their heirs, executors and administrators, are indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, or on behalf of the Registrant or purportedly on behalf of the Registrant, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT such indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7.      Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Central European Media Enterprises Ltd. 1994 Stock Option Plan, as Amended to October 4, 1997.
4.2	Central European Media Enterprises Ltd. 1995 Stock Option Plan, as Amended and Restated.
5.1	Opinion of Conyers Dill & Pearman.
23.1	Consent of Deloitte & Touche LLP – London.
23.2	Consent of Deloitte & Touche – Slovak Republic.
23.3	Consent of Deloitte & Touche – Slovenia.
23.4	Consent of Deloitte & Touche – Slovenia.
23.5	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1	Power of Attorney.

Item 9.     Undertakings.

1.      The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on this 5th day of December, 2003.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (Registrant)

By: /s/ Mark Wyllie
Mark Wyllie Vice President – Tax and Planning

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic T. Klinkhammer*	Vice Chairman, Chief Executive	December 5, 2003
Frederic T. Klinkhammer	Officer and Director

/s/ Wallace Macmillan*	Vice President-Finance, Chief	December 5, 2003
Wallace Macmillan	Financial and Accounting Officer

/s/ Charles R. Frank*	Director	December 5, 2003
Charles R. Frank

/s/ Herbert A. Granath*	Director	December 5, 2003
Herbert A. Granath

/s/ Alfred W. Langer*	Director	December 5, 2003
Alfred W. Langer

/s/ Mark Wyllie*
*By Mark Wyllie, Attorney in Fact

/s/ Ronald S. Lauder*	Director	December 5, 2003
Ronald S. Lauder

/s/ Bruce Maggin*	Director	December 5, 2003
Bruce Maggin

/s/ Jacob Z. Schuster*	Director	December 5, 2003
Jacob Z. Schuster

/s/ Marie-Monique Steckel*	Director	December 5, 2003
Marie-Monique Steckel

/s/ Mark Wyllie*
*By Mark Wyllie, Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Central European Media Enterprises Ltd. 1994 Stock Option Plan, as Amended to October 4, 1997.
4.2	Central European Media Enterprises Ltd. 1995 Stock Option Plan, as Amended and Restated.
5.1	Opinion of Conyers Dill & Pearman.
23.1	Consent of Deloitte & Touche LLP – London.
23.2	Consent of Deloitte & Touche – Slovak Republic.
23.3	Consent of Deloitte & Touche – Slovenia.
23.4	Consent of Deloitte & Touche – Slovenia.
23.5	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1	Power of Attorney.